Exhibit 99.1

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
THIRD QUARTER RESULTS
Oak Brook, IL – November 4, 2013 – Retail Properties of America, Inc. (NYSE: RPAI or the “Company”) today reported financial and operating results for the quarter and nine months ended September 30, 2013.
FINANCIAL RESULTS
For the quarter ended September 30, 2013, the Company reported:

▪	Operating Funds From Operations (Operating FFO) of $63.3 million, or $0.27 per share, compared to $50.5 million, or $0.22 per share, for the same period in 2012;

▪	Funds From Operations (FFO) of $63.4 million, or $0.27 per share, compared to $57.2 million, or $0.25 per share, for the same period in 2012;

▪	Net loss attributable to common shareholders of $(39.9) million, or $(0.17) per share, compared to $(16.0) million, or $(0.07) per share, for the same period in 2012.
For the nine months ended September 30, 2013, the Company reported:

▪	Operating FFO of $176.1 million, or $0.75 per share, compared to $151.4 million, or $0.70 per share, for the same period in 2012;

▪	FFO of $194.8 million, or $0.83 per share, compared to $175.8 million, or $0.81 per share, for the same period in 2012;

▪	Net loss attributable to common shareholders of $(30.5) million, or $(0.13) per share, compared to $(14.6) million, or $(0.07) per share, for the same period in 2012.
OPERATING RESULTS
For the quarter ended September 30, 2013, the Company’s results for its consolidated portfolio were as follows:

▪
3.3% increase in total same store net operating income (NOI), excluding termination fees, over the comparable period in 2012, based on same store occupancy of 93.1% at September 30, 2013, up 90 basis points from 92.2% at June 30, 2013 and up 250 basis points from 90.6% at September 30, 2012;

▪
Total portfolio percent leased, including leases signed but not commenced: 94.0% at September 30, 2013, up 60 basis points from 93.4% at June 30, 2013 and up 220 basis points from 91.8% at September 30, 2012;

▪
Retail portfolio percent leased, including leases signed but not commenced: 93.6% at September 30, 2013, up 60 basis points from 93.0% at June 30, 2013 and up 250 basis points from 91.1% at September 30, 2012;

▪	1,660,000 square feet of retail leasing transactions, including the Company’s pro rata share of unconsolidated joint ventures, comprised of 235 new and renewal leases; and,

▪	Positive comparable cash leasing spreads, including the Company’s pro rata share of unconsolidated joint ventures, of 3.6%.
“We are pleased to share another quarter of strong operational and financial results as we continue to make measurable progress towards accomplishing our strategic goals,” stated Steve Grimes, president and chief executive officer.

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

INVESTMENT ACTIVITY
Joint Venture Dissolution
On October 1, 2013, the Company acquired RioCan Real Estate Investment Trust’s (“RioCan”) 80% ownership interest in five properties. The properties have a value, net of mark-to-market adjustment on financing, of $124.8 million, with RioCan’s 80% interest valued at $99.9 million. The Company assumed the joint venture’s $67.9 million of in-place mortgage financing on those properties at a weighted average interest rate of 4.8%. Also, the Company sold to RioCan its 20% ownership interest in eight properties. The properties have a value, net of mark-to-market adjustment on financing, of $477.5 million, with the Company’s 20% interest valued at $95.5 million. RioCan assumed the joint venture’s $209.2 million of in-place mortgage financing on those properties at a weighted average interest rate of 3.7%.
Acquisitions
Subsequent to quarter end, the Company announced it had entered into an agreement to acquire two assets in the New York City market, Pelham Manor Shopping Plaza (“Pelham”) and Fordham Place (“Fordham”), for a gross purchase price of $192.4 million. These acquisitions are expected to close during the fourth quarter of 2013, subject to satisfaction of customary closing conditions, including third party consents. These acquisitions will increase the Company’s footprint in the New York City market by approximately 500,000 square feet. Year-to-date, closed or announced acquisitions total $292.3 million, including the purchase of RioCan’s 80% interest in five properties for $99.9 million.
“The New York City acquisitions meet our long term investment objectives, with strong in-place demographics and high barriers to entry,” stated Shane Garrison, executive vice president, chief operating officer and chief investment officer. “We will continue to be very selective and disciplined with our investment approach, and look forward to additional high quality acquisition opportunities in our identified target markets as we continue to position the Company for long term growth.”
Dispositions
During the quarter, non-strategic and non-core asset sales totaled $29.0 million. Subsequent to quarter end, the Company sold four non-strategic assets for $53.1 million, in addition to the sale of the Company’s 20% interest in eight properties to RioCan for $95.5 million. Year-to-date, assets sales and earnouts have totaled $230.2 million, including the RioCan transaction. Also, the Company has entered into agreements to sell $65.6 million of additional non-strategic assets, which are expected to close primarily in the fourth quarter.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of September 30, 2013, the Company had $2.3 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 5.9x, or a net debt and preferred stock to adjusted EBITDA ratio of 6.2x, down from 7.3x as of September 30, 2012. Consolidated indebtedness, as of September 30, 2013, had a weighted average contractual interest rate of 4.99% and a weighted average maturity of 4.7 years.
During the quarter, the Company repaid $185.5 million of mortgage loans, excluding amortization, with a weighted average contractual interest rate of 6.40%. Subsequent to quarter end, the Company repaid an additional $24.1 million mortgage loan with an interest rate of 6.39%. Year-to-date, the Company has repaid or received forgiveness for $495.0 million of mortgage and mezzanine loans, excluding amortization, with a weighted average contractual interest rate of 7.95%.

Class B-3 Common Stock Conversion
On October 5, 2013, each share of Class B-3 common stock automatically converted into one share of Class A common stock. As a result, all shares of the Company’s common stock are now tradable.
GUIDANCE
The Company has updated its 2013 guidance, as detailed below:

	Previous Guidance	Updated Guidance
Operating FFO per share:	$0.92 - $0.96	$1.00 - $1.02
FFO per share:	$0.98 - $1.02	$1.08 - $1.10
Net income attributable to common shareholders per share:	$0.15 - $0.19	$0.22 - $0.24
Same-store NOI growth:	2.0% - 2.5%	2.0% - 2.5%
Disposition Activity:	$400.0 - $500.0 million	$400.0 - $500.0 million
Acquisition Activity:	$100.0 - $200.0 million	$292.3 - $325.0 million
DIVIDEND
On October 29, 2013, the Company’s Board of Directors declared the fourth quarter 2013 Series A preferred stock distribution of $0.4375 per preferred share, for the period beginning October 1, 2013, which will be paid on December 31, 2013, to preferred shareholders of record on December 19, 2013.
On October 29, 2013, the Company’s Board of Directors also declared the fourth quarter 2013 quarterly cash dividend of $0.165625 per share on the Company’s outstanding Class A common stock. The common dividend will be paid on January 10, 2014, to Class A common shareholders of record on December 31, 2013.
WEBCAST AND SUPPLEMENTAL INFORMATION
The Company’s management team will hold a webcast, on Tuesday, November 5, 2013 at 11:00 AM EST, to discuss its quarterly financial results and operating performance, business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the Investor Relations section. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register.
A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the Investor Relations section of the website and follow the instructions. A replay of the call will be available from 2:00 PM EST on November 5, 2013, until midnight EST on November 19, 2013. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers, and entering pin number 10000246.
The Company has also posted supplemental financial and operating information and other data in the Investor Relations section of its website.

ABOUT RPAI
Retail Properties of America, Inc. is a fully integrated, self-administered and self-managed real estate investment trust that owns and operates high quality, strategically located shopping centers across 34 states. The Company is one of the largest owners and operators of shopping centers in the United States. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “expect,” “continue,” “remains,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, general economic, business and financial conditions, changes in the Company’s industry and changes in the real estate markets in particular, market demand for and pricing of the Company’s common and preferred stock, general volatility of the capital and credit markets, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, the effects of declining real estate valuations and impairment charges on the Company’s operating results, increased interest rates and operating costs, decreased rental rates or increased vacancy rates, the uncertainties of real estate acquisitions, dispositions and redevelopment activity, satisfaction of closing conditions to the pending transactions described herein, the Company’s failure to successfully execute its non-core disposition program and capital recycling efforts, the Company’s ability to create long-term shareholder value, the Company’s ability to manage its growth effectively, the availability, terms and deployment of capital, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors”. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, FFO means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable investment properties, plus depreciation and amortization and impairment charges on depreciable investment properties, including amounts from continuing and discontinued operations, as well as adjustments for unconsolidated joint ventures in which the Company holds an interest. The Company has adopted the NAREIT definition in its computation of FFO and believes that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. The Company believes that, subject to the following limitations, FFO provides a basis for comparing the Company’s performance and operations to those of other REITs. Depreciation and amortization related to investment properties for purposes of calculating FFO includes a portion of loss on lease terminations encompassing the write-off of tenant-related assets, including tenant improvements and in-place lease values, as a result of early lease terminations.
The Company also reports Operating FFO, which is defined as FFO excluding the impact to earnings from the early extinguishment of debt and other items as denoted within the calculation. Management considers Operating FFO a meaningful, additional measure of operating performance primarily because it excludes the effects of transactions and other events which management does not consider representative of the operating results of the Company’s core business platform. Neither FFO nor Operating FFO represent alternatives to “Net Income” as an indicator of the Company’s performance, and “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Further, comparison of the Company’s presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

The Company also reports same store NOI. The Company defines NOI as operating revenues (rental income, tenant recovery income, other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, straight-line bad debt expense and lease termination fee expense). Same Store NOI for the quarter represents NOI from our same store portfolio consisting of 233 operating properties acquired or placed in service prior to July 1, 2012, excluding the five operating properties that were classified as held for sale as of September 30, 2013, which are accounted for within discontinued operations. NOI from Other Investment Properties represents NOI primarily from our development properties, and University Square due to the continued exploration of strategic alternatives for this property. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. We believe that NOI, Same Store NOI, and NOI from Other Investment Properties are useful measures of our operating performance. Other REITs may use different methodologies for calculating these metrics, and accordingly, our NOI metrics may not be comparable to other REITs. We believe that these metrics provide an operating perspective not immediately apparent from GAAP operating income or net income (loss) attributable to common shareholders. We use these metrics to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as an alternative measure of our financial performance.
Adjusted EBITDA represents net income (loss) attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income (loss) attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.
Net Debt to Adjusted EBITDA represents (i) our total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. We believe that this ratio is useful because it provides investors with information regarding total debt net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA.
Net Debt and Preferred Stock to Adjusted EBITDA represents (i) our total debt, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. We believe that this ratio is useful because it provides investors with information regarding total debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA.
CONTACT INFORMATION
Michael Fitzmaurice, VP - Finance
Retail Properties of America, Inc.
630.634.4233

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	September 30, 2013	December 31, 2012
Assets
Investment properties:
Land	$1,170,239	$1,209,523
Building and other improvements	4,547,462	4,703,859
Developments in progress	49,752	49,496
	5,767,453	5,962,878
Less accumulated depreciation	(1,350,373)	(1,275,787)
Net investment properties	4,417,080	4,687,091

Cash and cash equivalents	70,321	138,069
Investment in unconsolidated joint ventures	55,732	56,872
Accounts and notes receivable (net of allowances of $8,376 and $6,452, respectively)	77,732	85,431
Acquired lease intangible assets, net	96,300	125,706
Assets associated with investment properties held for sale	59,248	8,922
Other assets, net	130,191	135,336
Total assets	$4,906,604	$5,237,427

Liabilities and Equity
Liabilities:
Mortgages and notes payable, net (includes unamortized discount of $(1,109) and $(1,492), respectively)	$1,707,425	$2,212,089
Unsecured term loan	450,000	300,000
Unsecured revolving line of credit	165,000	80,000
Accounts payable and accrued expenses	65,285	73,983
Distributions payable	39,130	38,200
Acquired lease intangible liabilities, net	68,782	74,648
Liabilities associated with investment properties held for sale	22,934	60
Other liabilities	75,241	82,694
Total liabilities	2,593,797	2,861,674

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized
7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding at September 30, 2013 and December 31, 2012; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 187,740 and 133,606 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	187	133
Class B-2 common stock, $0.001 par value, 55,000 shares authorized, 0 and 48,518 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	—	49
Class B-3 common stock, $0.001 par value, 55,000 shares authorized, 48,519 shares issued and outstanding at September 30, 2013 and December 31, 2012	49	49
Additional paid-in capital	4,919,312	4,835,370
Accumulated distributions in excess of earnings	(2,607,382)	(2,460,093)
Accumulated other comprehensive loss	(858)	(1,254)
Total shareholders' equity	2,311,313	2,374,259
Noncontrolling interests	1,494	1,494
Total equity	2,312,807	2,375,753
Total liabilities and equity	$4,906,604	$5,237,427

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Rental income	$112,393	$110,848	$334,936	$331,475
Tenant recovery income	27,807	26,043	77,408	77,749
Other property income	2,091	1,959	7,090	7,504
Total revenues	142,291	138,850	419,434	416,728

Expenses:
Property operating expenses	22,027	22,770	68,630	69,736
Real estate taxes	20,304	19,078	56,799	56,413
Depreciation and amortization	53,254	53,052	168,857	159,662
Provision for impairment of investment properties	47,784	—	54,478	1,323
Loss on lease terminations	221	1,689	813	6,328
General and administrative expenses	6,820	7,227	23,163	18,691
Total expenses	150,410	103,816	372,740	312,153

Operating (loss) income	(8,119)	35,034	46,694	104,575

Gain on extinguishment of debt	—	—	26,331	3,879
Equity in income (loss) of unconsolidated joint ventures, net	126	(1,863)	(736)	(5,467)
Interest expense	(32,381)	(46,244)	(114,449)	(133,001)
Co-venture obligation expense	—	—	—	(3,300)
Recognized gain on marketable securities	—	9,108	—	16,373
Other income, net	985	1,047	4,146	1,500
Loss from continuing operations	(39,389)	(2,918)	(38,014)	(15,441)

Discontinued operations:
(Loss) income, net	(1,018)	(23,440)	2,111	(22,293)
Gain on sales of investment properties	1,705	8,756	3,640	16,518
Income (loss) from discontinued operations	687	(14,684)	5,751	(5,775)
Gain on sales of investment properties	1,150	1,650	8,802	6,652
Net loss	(37,552)	(15,952)	(23,461)	(14,564)
Net loss attributable to the Company	(37,552)	(15,952)	(23,461)	(14,564)
Preferred stock dividends	(2,362)	—	(7,087)	—
Net loss attributable to common shareholders	$(39,914)	$(15,952)	$(30,548)	$(14,564)

(Loss) earnings per common share - basic and diluted
Continuing operations	$(0.17)	$(0.01)	$(0.16)	$(0.04)
Discontinued operations	—	(0.06)	0.03	(0.03)
Net loss per common share attributable to common shareholders	$(0.17)	$(0.07)	$(0.13)	$(0.07)

Weighted average number of common shares outstanding - basic and diluted	236,151	230,597	233,462	217,087

Retail Properties of America, Inc.
Funds From Operations (FFO) and Operating FFO (a)
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net loss attributable to common shareholders	$(39,914)	$(15,952)	$(30,548)	$(14,564)
Depreciation and amortization	56,236	61,219	179,362	188,600
Provision for impairment of investment properties	49,964	22,377	59,426	24,930
Gain on sales of investment properties	(2,855)	(10,406)	(13,419)	(23,170)
FFO	$63,431	$57,238	$194,821	$175,796

FFO per common share outstanding	$0.27	$0.25	$0.83	$0.81

FFO	$63,431	$57,238	$194,821	$175,796
Impact on earnings from the early extinguishment of debt, net	367	2,249	(18,783)	(11,500)
Recognized gain on marketable securities	—	(9,108)	—	(16,373)
Joint venture investment impairment	—	—	1,834	—
Excise tax accrual	—	—	—	4,594
Provision for hedge ineffectiveness	41	157	(891)	467
Other	(567)	—	(917)	(1,627)
Operating FFO	$63,272	$50,536	$176,064	$151,357

Operating FFO per common share outstanding	$0.27	$0.22	$0.75	$0.70

(a)	Includes amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures.

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)

Reconciliation of Net Loss Attributable to Common Shareholders to NOI

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Operating revenues:
Same store investment properties (233 and 232 properties, respectively):
Rental income	$111,766	$109,436	$331,292	$325,332
Tenant recovery income	27,607	25,844	76,509	77,085
Other property income	1,857	1,793	5,418	5,667
Other investment properties:
Rental income	645	750	4,338	4,224
Tenant recovery income	200	199	899	664
Other property income	47	53	160	197
Operating expenses:
Same store investment properties (233 and 232 properties, respectively):
Property operating expenses	(20,835)	(21,155)	(64,134)	(65,275)
Real estate taxes	(19,489)	(18,199)	(54,138)	(53,047)
Other investment properties:
Property operating expenses	(318)	(579)	(1,636)	(1,599)
Real estate taxes	(815)	(879)	(2,661)	(3,366)

Net operating income:
Same store investment properties	100,906	97,719	294,947	289,762
Other investment properties	(241)	(456)	1,100	120
Total net operating income	100,665	97,263	296,047	289,882

Other (expense) income:
Straight-line rental income, net	(142)	421	(1,112)	862
Amortization of acquired above and below market lease intangibles, net	220	254	682	1,098
Amortization of lease inducements	(96)	(13)	(264)	(41)
Lease termination fees	187	113	1,327	1,640
Straight-line ground rent expense	(874)	(1,036)	(2,675)	(2,862)
Depreciation and amortization	(53,254)	(53,052)	(168,857)	(159,662)
Provision for impairment of investment properties	(47,784)	—	(54,478)	(1,323)
Loss on lease terminations	(221)	(1,689)	(813)	(6,328)
General and administrative expenses	(6,820)	(7,227)	(23,163)	(18,691)
Gain on extinguishment of debt	—	—	26,331	3,879
Equity in income (loss) of unconsolidated joint ventures, net	126	(1,863)	(736)	(5,467)
Interest expense	(32,381)	(46,244)	(114,449)	(133,001)
Co-venture obligation expense	—	—	—	(3,300)
Recognized gain on marketable securities	—	9,108	—	16,373
Other income, net	985	1,047	4,146	1,500
Total other expense	(140,054)	(100,181)	(334,061)	(305,323)

Loss from continuing operations	(39,389)	(2,918)	(38,014)	(15,441)

Discontinued operations:
(Loss) income, net	(1,018)	(23,440)	2,111	(22,293)
Gain on sales of investment properties	1,705	8,756	3,640	16,518
Income (loss) from discontinued operations	687	(14,684)	5,751	(5,775)
Gain on sales of investment properties	1,150	1,650	8,802	6,652
Net loss	(37,552)	(15,952)	(23,461)	(14,564)
Net loss attributable to the Company	(37,552)	(15,952)	(23,461)	(14,564)
Preferred stock dividends	(2,362)	—	(7,087)	—
Net loss attributable to common shareholders	$(39,914)	$(15,952)	$(30,548)	$(14,564)

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except ratios and per share amounts)

Reconciliation of Net (Loss) Income Attributable to Common Shareholders to Adjusted EBITDA

	Three Months Ended
	September 30, 2013	December 31, 2012

Net (loss) income attributable to common shareholders	$(39,914)	$13,854
Preferred stock dividends	2,362	263
Interest expense	32,381	42,694
Interest expense (discontinued operations)	301	2,150
Depreciation and amortization	53,254	53,379
Depreciation and amortization (discontinued operations)	564	2,037
Gain on sales of investment properties	(1,150)	(1,191)
Gain on sales of investment properties (discontinued operations)	(1,705)	(13,623)
Loss on lease terminations (a)	294	458
Provision for impairment of investment properties	47,784	—
Provision for impairment of investment properties (discontinued operations)	2,180	2,352
Recognized gain on marketable securities	—	(9,467)
Adjusted EBITDA	$96,351	$92,906
Annualized	$385,404	$371,624

Reconciliation of Debt to Total Net Debt and Net Debt and Preferred Stock

	September 30, 2013	December 31, 2012

Total consolidated debt	$2,322,425	$2,592,089
Add: mortgages payable associated with investment properties held for sale	18,613	—
Less: consolidated cash and cash equivalents	(70,321)	(138,069)
Net debt	2,270,717	2,454,020
Preferred stock	135,000	135,000
Net debt and preferred stock	2,405,717	2,589,020
Net Debt to Adjusted EBITDA (b)	5.9x	6.6x
Net Debt and Preferred Stock to Adjusted EBITDA (b)	6.2x	7.0x

FFO and Operating FFO Guidance (c)

	Per Share Guidance Range Full Year 2013
	Low	High

Net income attributable to common shareholders	$0.22	$0.24
Depreciation and amortization	0.99	0.99
Provision for impairment of investment properties	0.25	0.25
Gain on sales/acquisitions of investment properties	(0.38)	(0.38)
FFO	$1.08	$1.10

Impact on earnings from the early extinguishment of debt, net	(0.07)	(0.07)
Joint venture investment impairment	0.01	0.01
Provision for hedge ineffectiveness	—	—
Other	(0.02)	(0.02)
Operating FFO	$1.00	$1.02

(a)
Loss on lease terminations in the EBITDA reconciliation above excludes the write-off of tenant-related above and below market lease intangibles and lease inducements that are otherwise included in "Loss on lease terminations" in the condensed consolidated statements of operations.

(b)	For purposes of these ratio calculations, annualized three months ended figures were used.

(c)	Includes amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures.